SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2013

General Sales and Leasing, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-178082	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16445 North 91st St., Suite 103, Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 637-8536

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On November 12, 2013, we jointly announced with Xenetic Biosciences plc (“XEN”) that we had reached an agreement on the terms of a recommended proposal for the Acquisition under which we will acquire the entire issued and to be issued share capital of XEN. The Acquisition is to be effected by means of a scheme of arrangement (the “Scheme”) under Part 26 of the Companies Act in the UK by filing a Part 8 Claim with the High Court in London. The Scheme will need to be approved by both the shareholders of XEN and the High Court in London before becoming effective, and there are several other steps that we will need to complete in the process, including a name change and reverse split of 10 to 1. There can be no assurance therefore that the Acquisition and Scheme will be effectuated. This announcement is merely the next step in our acquisition process with XEN.

A copy of the published announcement is attached to this Current Report on Form 8-K as Exhibit 9.1, and incorporated herein by reference.

SECTION 9 – FINANCIAL STAETMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Description
9.1	Announcement of Recommended Offer for share of Xenetic Biosciences plc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Sales and Leasing, Inc.

/s/ Ari L.Nagler

Ari L. Nagler

President and Chief Executive Officer

Date: November 12, 2013

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